SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D
                                (Amendment No. 3)

                   Under the Securities Exchange Act of 1934*

                             Pogo Producing Company
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, par value $1.00 per share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                    730448107
--------------------------------------------------------------------------------
                      (CUSIP Number of Class of Securities)

                                 Daniel S. Loeb
                                 Third Point LLC
                                 390 Park Avenue
                               New York, NY 10022
                                 (212) 224-7400
--------------------------------------------------------------------------------
                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                   Copies to:
                            Michael A. Schwartz, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

                                February 16, 2007
--------------------------------------------------------------------------------
                          (Date of Event which Requires
                            Filing of this Schedule)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of ss.ss. 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box: [ ]

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D



------------------------------                              --------------------
CUSIP No. 730448107                                         Page 2 of 7 Pages
------------------------------                              --------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Third Point LLC                              I.D. #13-3922602
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            Delaware
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
NUMBER OF                8      SHARED VOTING POWER
SHARES
BENEFICIALLY                    4,615,000
OWNED BY              --------- ------------------------------------------------
EACH                     9      SOLE DISPOSITIVE POWER
REPORTING
PERSON WITH                     0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                4,615,000
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            4,615,000
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            7.9%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            OO
----------- --------------------------------------------------------------------

                                  SCHEDULE 13D



------------------------------                              --------------------
CUSIP No. 730448107                                         Page 3 of 7 Pages
------------------------------                              --------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Third Point Offshore Fund, Ltd.
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            Cayman Islands
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
NUMBER OF                8      SHARED VOTING POWER
SHARES
BENEFICIALLY                    2,988,400
OWNED BY              --------- ------------------------------------------------
EACH                     9      SOLE DISPOSITIVE POWER
REPORTING
PERSON WITH                     0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                2,988,400
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            2,988,400
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            5.1%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            OO
----------- --------------------------------------------------------------------

                                  SCHEDULE 13D



------------------------------                              --------------------
CUSIP No. 730448107                                         Page 4 of 7 Pages
------------------------------                              --------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Daniel S. Loeb
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            United States
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
NUMBER OF                8      SHARED VOTING POWER
SHARES
BENEFICIALLY                    4,615,000
OWNED BY              --------- ------------------------------------------------
EACH                     9      SOLE DISPOSITIVE POWER
REPORTING
PERSON WITH                     0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                4,615,000
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            4,615,000
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            7.9%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            IN
----------- --------------------------------------------------------------------

     This Amendment No. 3 to Schedule 13D ("Amendment No. 3") is filed on behalf of Third Point LLC, a Delaware limited liability company (the "Management Company"), Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company ("Offshore Fund"), and Daniel S. Loeb, an individual ("Mr. Loeb", and together with the Management Company and Offshore Fund, the "Reporting Persons"), and amends the Schedule 13D filed on November 20, 2006 (the "Original 13D", and together with Amendment No. 1 thereto previously filed on December 1, 2006, Amendment No. 2 thereto previously filed on February 5, 2007, and this Amendment No. 3, the "Schedule 13D"). This Amendment No. 3 relates to the common stock, par value $1.00 per share (the "Common Stock"), of Pogo Producing Company, a Delaware corporation (the "Company"). The Management Company is the investment manager or adviser to a variety of hedge funds and managed accounts (such funds and accounts, collectively, including but not limited to Offshore Fund, the "Funds"). The Funds directly own the Common Stock to which this Schedule 13D relates, and the Reporting Persons may be deemed to have beneficial ownership over such Common Stock by virtue of the authority granted to them by the Funds to vote and to dispose of the securities held by the Funds, including the Common Stock.


Item 4.   Purpose of Transaction

          Item 4 of the Schedule 13D is hereby amended by adding the following thereto:

     On February 16, 2007, the Management Company sent to Paul Van Wagenen, Chairman, President and Chief Executive Officer of the Company, a letter expressing its disappointment with the Company's recently released operating and financial results and confirming its intention to conduct a proxy contest at the 2007 annual meeting of shareholders that will allow it to elect new directors comprising a majority of the Company's board of directors. A copy of the letter is attached to this Amendment No. 3 as an exhibit and incorporated herein by reference in its entirety.


                                      * * *

     In connection with their intended proxy solicitation, Third Point LLC and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THIRD POINT PARTICIPANT INFORMATION

     In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by Third Point LLC: Third Point LLC, Mr. Loeb, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP and Lyxor/Third Point Fund Limited. Certain of these persons hold direct or indirect interests as follows: Third Point LLC may be deemed to beneficially own 4,615,000 shares of Common Stock; Mr. Loeb may be deemed to beneficially own 4,615,000 shares of Common Stock; Third Point Offshore Fund, Ltd. may be deemed to beneficially own 2,988,400 shares of Common Stock; Third Point Ultra Ltd. may be deemed to beneficially own 566,800 shares of Common Stock; Third Point Partners LP may be deemed to beneficially own 452,400 shares of Common Stock; Third Point Partners Qualified LP may be deemed to beneficially own 360,700 shares of Common Stock; and Lyxor/Third Point Fund Limited may be deemed to beneficially own 246,700 shares of Common Stock.


Item 7.  Material to be Filed as Exhibits.

99.1. Letter, dated February 16, 2007, from the Management Company to Paul Van Wagenen, Chairman, President and Chief Executive Officer of the Company.



                         [Signatures on following page]

                                   SIGNATURES

     After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.


Dated:  February 16, 2007




                                             THIRD POINT LLC



                                             By: /s/ Daniel S. Loeb
                                                 -------------------------------
                                                Name:   Daniel S. Loeb
                                                Title:  Chief Executive Officer





                                             THIRD POINT OFFSHORE FUND, LTD.



                                             By: /s/ Daniel S. Loeb
                                                 -------------------------------
                                                Name:   Daniel S. Loeb
                                                Title:  Director






                                             /s/ Daniel S. Loeb
                                             -----------------------------------
                                             Daniel S. Loeb




               [SIGNATURE PAGE TO AMENDMENT NO. 3 TO SCHEDULE 13D
                     WITH RESPECT TO POGO PRODUCING COMPANY]

                                                                    Exhibit 99.1

                            [Third Point Letterhead]


VIA ELECTRONIC AND OVERNIGHT MAIL
---------------------------------

February 16, 2007

Mr. Paul G. Van Wagenen
Chairman, President & Chief Executive Officer
Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, TX   77046

Dear Mr. Van Wagenen:

Entities advised by Third Point LLC ("Third Point") hold 4,615,000 common shares of Pogo Producing Company ("Pogo" or the "Company"), representing 7.9% of the common shares outstanding.

We have reviewed the operating and financial results for 2006 and guidance for 2007 released yesterday. We were hopeful that the results and guidance would reflect the improvement in operations that you projected on October 24, 2006 during your third quarter earnings conference call (the "Call"). Needless to say, we are disappointed by the results but not surprised--given the Company's sad history of failing to meet projections.

During the Call you projected fourth quarter production of between 85,000 and 90,000 barrels of oil equivalent per day ("boepd"). You further projected production would ramp from the then current rate of 87,000 boepd to a 2006 year-end exit rate of 95,000 to 100,000 boepd. Actual fourth quarter production of 84,400 boepd was not only below your prior projections but implies that production actually declined from the date of the Call through the end of the year.

Unfortunately production was not the only disappointment in the financial results. The $4.39 per thousand cubic feet equivalent ("mcfe") you reported for 2006 drill bit reserve replacement is appalling and emblematic of the Company's poor capital allocation decisions during your tenure. What we find particularly perplexing, however, is that after announcing on the Call a 10% increase in capital spending to $880 million for 2006, by year's end spending had increased a further $64 million to $944 million. Not only does Pogo allocate capital poorly, but it seems unable to operate within its stated budgets.

While we are disappointed in the results achieved under your leadership, we continue to believe the Company's assets are valuable and under-utilized. Hiring Goldman, Sachs & Co. and TD Securities Inc. to help the Company explore strategic alternatives is a positive step, but we have no faith in the current board's ability to oversee such a process.

Mr. Paul G. Van Wagenen
February 16, 2007
Page 2 of 2


Accordingly, as we advised you in our letter dated December 1, 2006, we intend to conduct a proxy contest at the 2007 annual meeting of shareholders that will allow us to elect new directors comprising a majority of the Company's board of directors. We will provide formal notice of our director slate and specific proposals in a forthcoming communication.

Sincerely,

/s/ Daniel S. Loeb
Chief Executive Officer